Exhibit 10.4

AMENDMENT TO UNIT PURCHASE AGREEMENT

This Amendment To Unit Purchase Agreement (this “Amendment”) is made as of September 28, 2011 by and among Michael W. Kosloske (“Buyer”) Naylor Group Partners, LLC (“Seller”), Matthew S. Naylor and Russell R. Naylor (collectively, the “Naylors”), and Health Plan Intermediaries, LLC (the “Company”).

Reference is made to that certain Unit Purchase Agreement (the “Agreement”), entered into as of June 22, 2011, by and among the Buyer, the Seller, the Naylors and the Company, for the sale of the Naylor Units (as defined in the Agreement) by Seller to Buyer.

The parties hereto agree to amend the Agreement as follows:

1.	Amendment.

a.
In order to reflect the Assignment and Indemnification Agreement entered into as of the date hereof among the parties hereto, the parties hereto agree that upon execution of this Amendment by each of the parties hereto all references to “Buyer” in the Agreement shall be deemed to be references to the Company.

b.	Section 5 is amended to add a new Section 5(i) to read as follows:

“Tax Reporting for the Transaction. The Parties agree that the Unit purchase by the Company shall be treated under Section 736(b)(1) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), as an exchange by the Seller of all of its interest in the Company’s property in exchange for the payments provided for in the Agreement and that, except as otherwise provided for under Subchapter K of the Code, the payments shall be regarded as payments for the sale or exchange of capital assets. The Parties agree to report the transaction in a manner consistent with this intended treatment.”

2.  Counterpart. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

3.  Effect of Amendment. Except as set forth in Section 1 above, all other provisions of the Agreement are hereby incorporated herein by reference, as if fully set forth herein.

Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect, unamended hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Unit Purchase Agreement effective as of September 28, 2011.

/s/ Michael W. Kosloske
Michael W. Kosloske

HEALTH PLAN INTERMEDIARIES, LLC

By:	/s/ Michael W. Kosloske
Michael W. Kosloske, Manager

By:	/s/ Matthew S. Naylor
Matthew S. Naylor, Manager

By:	/s/ Russell R. Naylor
Russell R. Naylor, Manager

NAYLOR GROUP PARTNERS, LLC

By:	/s/ Matthew S. Naylor
Name:
Title:

/s/ Matthew S. Naylor
Matthew S. Naylor

/s/ Russell R. Naylor
Russell R. Naylor